PRICING SUPPLEMENT NO. 10 Dated: June 13, 2002 (To Prospectus Dated February 25, 1998, and Prospectus Supplement dated May 12, 1998)	[For SEC Filing Purposes Only: Rule 424(b)(2) File No. 333-41033]
$489,400,000 BOISE CASCADE CORPORATION Medium-Term Notes, Series A Due 9 Months or More from Date of Issue

Date of Issue:           June 18, 2002

Stated Maturity:        June 15, 2009

Form of Note:

             X      Global

                     Definitive

   X      Fixed Rate Note

           Floating Rate Note:

     _____ Commercial Paper Rate Note

     _____ Federal Funds Effective Rate Note

     _____ Other

     Spread: +/- _________________________

     Spread Multiplier: ____________________%

     Index Maturity: ______________________

Principal Amount:            $10,000,000

Issue Price (As a Percentage of
Principal Amount):                  100%

Interest Rate/Initial Interest Rate:        7.315%

Redemption Provisions:                 N/A

CUSIP No.:                    09738HCG5

______ LIBOR Note
          _____ LIBOR Telerate
          _____ LIBOR Reuters

_____ Treasury Rate Note

Maximum Interest Rate: _______%

Minimum Interest Rate:  _______%

Interest Reset Period: ____________________________________________________________________ (daily, weekly, monthly, quarterly, semiannually, or annually)
Interest Payment Dates: 3/15 and 9/15 Interest Reset Dates: __________________ Calculation Agent: _____________________	Regular Record Dates: 2/28 and 8/31 Interest Determination Dates: _________________ Calculation Dates: __________________________
Additional Terms:
GOLDMAN, SACHS & CO. SALOMON SMITH BARNEY